FB Financial Corporation Reports First Quarter 2022 Results
Reports Q1 diluted EPS of $0.74 and annualized Loan Growth (HFI) of 21.3%

NASHVILLE, TENNESSEE—April 18, 2022-- FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $35.2 million, or $0.74 per diluted common share, compared to $1.10 per diluted common share in the same quarter last year and $1.02 in the previous quarter. Adjusted net income was $35.4 million, or $0.74 per diluted common share, compared to $1.12 per diluted common share in the same quarter last year and $0.89 in the previous quarter. The Company's return on average assets for the first quarter was 1.13%, return on average common equity was 10.1% and return on tangible common equity was 12.4%. The Company recorded growth in loans held for investment ("HFI") of $400.3 million in the first quarter, or 21.3% annualized.
The Company’s book value per common share at quarter-end was $29.06 and the tangible book value ("TBV") per common share was $23.62. Adjusting TBV to remove accumulated other comprehensive (loss) income, the Company's adjusted TBV per common share was $25.12, representing a 9.51% annualized increase on a linked quarter basis and a 13.3% increase over the prior year.
President and Chief Executive Officer, Christopher T. Holmes stated, “Our team produced strong results in most of our key performance drivers in the first quarter. The core bank produced impressive loan growth, consistent non-interest bearing deposit growth, clean credit metrics and continued momentum in adjusted earnings per share ("EPS") and adjusted tangible book value growth. The interest rate environment is a challenge for our mortgage business, but the bank is positioned for significant benefits as rates increase.”

	2022	2021		Annualized
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	First Quarter	1Q22 / 4Q21 % Change	1Q22 / 1Q21 % Change
Balance Sheet Highlights
Investment securities	$1,686,738	$1,681,892	$1,229,845	1.17%	37.2%
Mortgage loans held for sale, at fair value	318,549	672,924	834,779	(213.6)%	(61.8)%
Commercial loans held for sale, at fair value	78,179	79,299	174,983	(5.73)%	(55.3)%
Loans held for investment (HFI)	8,004,976	7,604,662	7,047,342	21.3%	13.6%
Adjusted loans held for investment*	8,002,914	7,600,672	6,901,645	21.5%	16.0%
Allowance for credit losses	120,049	125,559	157,954	(17.8)%	(24.0)%
Total assets	12,674,191	12,597,686	11,935,826	2.46%	6.19%
Customer deposits	10,987,861	10,809,410	10,219,173	6.70%	7.52%
Brokered and internet time deposits	8,417	27,487	37,713	(281.4)%	(77.7)%
Total deposits	10,996,278	10,836,897	10,256,886	5.96%	7.21%
Borrowings	155,733	171,778	180,179	(37.9)%	(13.6)%
Total common shareholders' equity	1,379,776	1,432,602	1,329,103	(15.0)%	3.81%
Book value per share	$29.06	$30.13	$28.08	(14.4)%	3.49%
Total common shareholders' equity to total assets	10.9%	11.4%	11.1%
Tangible book value per common share*	$23.62	$24.67	$22.51	(17.3)%	4.93%
Adjusted tangible book value per common share*	$25.12	$24.55	$22.17	9.51%	13.3%
Tangible common equity to tangible assets*	9.03%	9.51%	9.13%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release dated April 18, 2022.

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FB Financial Corporation
First Quarter 2022 Results

	2022	2021
(dollars in thousands, except share data)	First Quarter	Fourth Quarter	First Quarter
Results of operations
Net interest income	$88,182	$89,755	$82,576
NIM	3.04%	3.19%	3.19%
Provisions for credit losses	$(4,247)	$(10,769)	$(13,854)
Net (recovery) charge-off ratio	(0.03)%	0.12%	0.05%
Noninterest income	$41,392	$53,219	$66,730
Mortgage banking income	$29,531	$31,350	$55,332
Total revenue	$129,574	$142,974	$149,306
Noninterest expense	$89,272	$90,902	$94,698
Efficiency ratio	68.9%	63.6%	63.4%
Core efficiency ratio*	68.1%	67.0%	63.0%
Adjusted pre-tax, pre-provision earnings*	$40,476	$43,573	$55,461
Adjusted Banking segment pre-tax, pre-provision earnings*	$40,757	$42,863	$39,113
Net income applicable to FB Financial Corporation(1)	$35,236	$48,827	$52,874
Diluted earnings per common share	$0.74	$1.02	$1.10
Effective tax rate	20.9%	22.3%	22.8%
Adjusted net income*	$35,365	$42,551	$53,505
Adjusted diluted earnings per common share*	$0.74	$0.89	$1.12
Weighted average number of shares outstanding - fully diluted	47,723,902	47,896,715	47,969,106
Actual shares outstanding - period end	47,487,874	47,549,241	47,331,680
Returns on average:
Assets ("ROAA")	1.13%	1.60%	1.86%
Equity ("ROAE")	10.1%	13.7%	16.5%
Tangible common equity ("ROATCE")*	12.4%	16.8%	20.6%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release dated April 18, 2022.

(1) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the fourth quarter of 2021.
Balance Sheet and Net Interest Margin
The Company reported loan balances (HFI) of $8.00 billion, an increase of $400.3 million, or 21.3% annualized, from December 31, 2021. The contractual yield on loans decreased to 4.15% in the first quarter of 2022 from 4.17% in the fourth quarter of 2021.
The Company's net interest income on a tax-equivalent basis for the first quarter of 2022 was $88.9 million, a decrease from $90.5 million in the previous quarter. The Company's net interest income was reduced in the quarter by $2.2 million from accelerated purchase accounting premium amortization caused by the payoff of two purchase credit deteriorated ("PCD") loans with balances totaling $21.4 million. The two loans were included in the Company's classified assets at the time of payoff. The $2.2 million of premium amortization negatively impacted the net interest margin ("NIM") and yield on interest-earning assets both by 7 basis points during the quarter. The Company's NIM was 3.04% for the first quarter, compared to 3.19% for the fourth quarter of 2021. Also impacting the net interest margin was a balance sheet mix shift from the prior quarter as lower mortgage origination volumes caused average mortgage loans held for sale to decline by $230.0 million, while interest-bearing deposits with other financial institutions increased by $319.8 million. The Company benefited from a 4 basis point decline in the cost of interest-bearing liabilities on a linked quarter basis.
During the first quarter of 2022, total deposits increased by $159.4 million to $11.00 billion and noninterest bearing deposits increased by $47.5 million, or 7.03% annualized, both on a linked quarter basis. The Company's total cost of deposits declined by 2 basis points to 0.20% and the cost of interest-bearing deposits decreased to 0.27% from 0.30% in the previous quarter.
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FB Financial Corporation
First Quarter 2022 Results

Noninterest Income
Noninterest income was $41.4 million for the first quarter of 2022, compared to $53.2 million for the fourth quarter of 2021 and $66.7 million for the first quarter of 2021. Banking segment noninterest income was $12.0 million for the first quarter of 2022, compared to $21.9 million for the fourth quarter of 2021 and $11.4 million for the first quarter of 2021. Commercial loans held for sale change in fair value reduced noninterest income by $174 thousand in the first quarter of 2022, compared to $9.9 million of income in the fourth quarter of 2021, when two loans paid off resulting in $9.4 million in gain and $473 thousand in positive change in fair value, and compared to the first quarter of 2021, the change in fair value was a loss of $853 thousand. This loan portfolio consists of seven relationships with a carrying value of $78.2 million at March 31, 2022, down from $79.3 million at December 31, 2021.

Mortgage banking income decreased to $29.4 million in the first quarter, compared to $31.4 million in the fourth quarter of 2021 and $55.3 million compared to the first quarter of 2021. The Company's total Mortgage banking pre-tax net loss for the first quarter of 2022 was $0.3 million, compared to contributions of $0.7 million for the fourth quarter of 2021 and $16.3 million for the first quarter of 2021. Interest rate lock commitment volume totaled $1.31 billion in the first quarter compared to $1.48 billion in the fourth quarter of 2021 and $1.89 billion in the first quarter of 2021.

Chief Financial Officer, Michael Mettee noted, “The mortgage segment faced headwinds including an increasing interest rate environment, housing inventory shortage, and compressed margins. The basically break-even results for the quarter were comprised of negative operating results offset by gains in our mortgage servicing rights.” Mettee continued, “We have made adjustments to our mortgage model and will continue to adjust our operations with a commitment to running a business that provides shareholder returns through market cycles.”
Expense Management
Noninterest expenses were $89.3 million for the first quarter of 2022, compared to $90.9 million for the fourth quarter of 2021 and $94.7 million for the first quarter of 2021. Core noninterest expense was $89.3 million for the first quarter of 2022, $89.5 million for the fourth quarter of 2021, and $94.7 million for the first quarter of 2021. Core Banking segment noninterest expense was $59.6 million for the first quarter of 2022, compared to $60.1 million for the fourth quarter of 2021 and $55.7 million for the first quarter of 2021. Core Mortgage segment noninterest expense was $29.7 million for the first quarter of 2022, compared to $30.8 million for the fourth quarter of 2021 and $39.0 million for the first quarter of 2021.
During the first quarter of 2022, the Company's core efficiency ratio was 68.1%, compared to 67.0% in the fourth quarter of 2021 and 63.0% for the first quarter of 2021. The Banking segment core efficiency ratio was 58.7% versus the previous quarter of 57.5%.
Mettee noted, “Our efficiency ratio increase was primarily driven by investments in our teams including customer facing and back office areas. We are continuing to capitalize on opportunities to add talent to our teams in both the front and back office while protecting the talent that we have and need to retain. The mortgage segment also drove an increase in our efficiency ratio, which is due to lower volumes at lower margins, leading to lower top line revenue.”
Credit Quality
The Company recorded a total net reversal in provisions for credit losses of $4.2 million in the first quarter of 2022, including an increase in provision for credit losses on unfunded commitments of $1.9 million. The Company continues to maintain a strong balance sheet with an allowance for credit losses ("ACL") of $120.0 million as of March 31, 2022, representing 1.50% of loans HFI compared with 1.65% as of December 31, 2021.
The Company experienced net recoveries of $0.6 million during the quarter or 0.03% to average loans compared to net charge-offs to average loans of 0.12% in the fourth quarter of 2021. The Company's nonperforming assets as a percentage of total assets continued to improve, decreasing to 0.44% as of March 31, 2022, from 0.50% as of December 31, 2021. Nonperforming loans were 0.51% of loans HFI at March 31, 2022, compared to 0.62% at December 31, 2021.
Holmes commented, “The Company delivered net recoveries for the quarter and continues to closely monitor areas that could lead to future credit challenges. Our markets continue to deliver new opportunities, specifically in construction and commercial real estate, but we are cautious on the broader economy and we are being thoughtful in our approach to our new projects. Inflation and monetary policy actions also bring caution regarding our consumer portfolios and we are positioning for challenges that may arise in that portfolio.”
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FB Financial Corporation
First Quarter 2022 Results

Summary
Holmes summarized, "The first quarter brought strong loan and deposit growth and continued momentum in our core banking business. Our mortgage business will continue to face headwinds, but the banking segment with our asset sensitive balance sheet is well situated for a rising rate environment. We will continue looking for ways to create value for our shareholders and appreciate your support."
WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results on April 19, 2022, at 8:00 a.m. (Central Time). To listen to the call, participants should dial 1-888-317-6003 (confirmation code 7317111) approximately 10 minutes prior to the call. A telephonic replay will be available approximately two hours after the call through April 26, 2022, by dialing 1-877-344-7529 and entering confirmation code 2649204.
A live online broadcast of the Company’s quarterly conference call will be available online at https://services.choruscall.com/mediaframe/webcast.html?webcastid=kkReaZ0x. An online replay will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 12 months.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 81 full-service bank branches across Tennessee, Kentucky, Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank has approximately $12.7 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on April 18, 2022.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of the Supplemental Financial Information, which is available in connection with this Earnings Release. A detailed discussion of our historical business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s future plans, results, strategies, and expectations, including expectations around a rising interest rate environment, real estate markets, and the Company’s mortgage segment. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “project,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) the ongoing effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and the emergence of
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FB Financial Corporation
First Quarter 2022 Results

new variants, and its impact on general economic and financial market conditions and on the Company’s business and the Company’s customers' business, results of operations, asset quality and financial condition, (3) ongoing public response to the vaccines that were developed against the virus as well as the decisions of governmental agencies with respect to vaccines, including recommendations related to booster shots and requirements that seek to mandate that individuals receive or employers require that their employees receive the vaccine, (4) those vaccines' efficacy against the virus, including new variants, (5) changes in government interest rate policies and its impact on the Company’s business, net interest margin, and mortgage operations, (6) the Company’s ability to effectively manage problem credits, (7) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions, (8) difficulties and delays in integrating acquired businesses or fully realizing costs savings, revenue synergies and other benefits from future and prior acquisitions, (9) the Company’s ability to successfully execute its various business strategies, (10) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (11) the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR, (12) the effectiveness of the Company’s cybersecurity controls and procedures to prevent and mitigate attempted intrusions, (13) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, and (14) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.

The Company qualifies all forward-looking statements by these cautionary statements.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures may include, without limitation, adjusted net income, adjusted diluted earnings per common share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), adjusted Banking segment pre-tax, pre-provision earnings, Banking segment core noninterest income, Mortgage segment core noninterest income, Banking segment core noninterest expense, Banking segment core revenue, Mortgage segment core revenue, Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company also includes an adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses to loans held for investment, which all exclude the impact of PPP loans. The Company refers to these non-GAAP measures as adjusted (or core) measures. Also, the Company presents tangible assets, tangible common equity, adjusted tangible common equity, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, adjusted return on average tangible common equity, and adjusted pre-tax pre-provision return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. Adjusted tangible common equity and adjusted tangible book value also exclude the impact of net accumulated other comprehensive (loss) income.

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such
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FB Financial Corporation
First Quarter 2022 Results

other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the corresponding non-GAAP reconciliation tables below in this Earnings Release for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

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FB Financial Corporation
First Quarter 2022 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2022	2021
	First Quarter	Fourth Quarter	First Quarter
Statement of Income Data
Total interest income	$95,127	$97,219	$94,785
Total interest expense	6,945	7,464	12,209
Net interest income	88,182	89,755	82,576
Total noninterest income	41,392	53,219	66,730
Total noninterest expense	89,272	90,902	94,698
Earnings before income taxes and provisions for credit losses	40,302	52,072	54,608
Provisions for credit losses	(4,247)	(10,769)	(13,854)
Income tax expense	9,313	14,006	15,588
Net income applicable to noncontrolling interest	—	8	—
Net income applicable to FB Financial Corporation(c)	$35,236	$48,827	$52,874
Net interest income (tax-equivalent basis)	$88,932	$90,537	$83,368
Adjusted net income*	$35,365	$42,551	$53,505
Adjusted pre-tax, pre-provision earnings*	$40,476	$43,573	$55,461
Per Common Share
Diluted net income	$0.74	$1.02	$1.10
Adjusted diluted net income*	0.74	0.89	1.12
Book value	29.06	30.13	28.08
Tangible book value*	23.62	24.67	22.51
Adjusted tangible book value*	25.12	24.55	22.17
Weighted average number of shares outstanding - fully diluted	47,723,902	47,896,715	47,969,106
Period-end number of shares	47,487,874	47,549,241	47,331,680
Selected Balance Sheet Data
Cash and cash equivalents	$1,743,311	$1,797,740	$1,895,133
Loans held for investment (HFI)	8,004,976	7,604,662	7,047,342
Allowance for credit losses(a)	(120,049)	(125,559)	(157,954)
Mortgage loans held for sale, at fair value	318,549	672,924	834,779
Commercial loans held for sale, at fair value	78,179	79,299	174,983
Investment securities, at fair value	1,686,738	1,681,892	1,229,845
Other real estate owned, net	9,721	9,777	11,177
Total assets	12,674,191	12,597,686	11,935,826
Customer deposits	10,987,861	10,809,410	10,219,173
Brokered and internet time deposits	8,417	27,487	37,713
Total deposits	10,996,278	10,836,897	10,256,886
Borrowings	155,733	171,778	180,179
Total common shareholders' equity	1,379,776	1,432,602	1,329,103
Selected Ratios
Return on average:
Assets	1.13%	1.60%	1.86%
Shareholders' equity	10.1%	13.7%	16.5%
Tangible common equity*	12.4%	16.8%	20.6%
Average shareholders' equity to average assets	11.2%	11.7%	11.3%
Net interest margin (NIM) (tax-equivalent basis)	3.04%	3.19%	3.19%
Efficiency ratio (GAAP)	68.9%	63.6%	63.4%
Core efficiency ratio (tax-equivalent basis)*	68.1%	67.0%	63.0%
Loans HFI to deposit ratio	72.8%	70.2%	68.7%
Total loans to deposit ratio	76.4%	77.1%	78.6%
Yield on interest-earning assets	3.28%	3.45%	3.66%
Cost of interest-bearing liabilities	0.34%	0.38%	0.65%
Cost of total deposits	0.20%	0.22%	0.41%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI(a)	1.50%	1.65%	2.24%
Adjusted allowance for credit losses as a percentage of loans HFI*(a)	1.50%	1.65%	2.29%
Net (recoveries) charge-offs as a percentage of average loans HFI	(0.03)%	0.12%	0.05%
Nonperforming loans HFI as a percentage of total loans HFI	0.51%	0.62%	0.94%
Nonperforming assets as a percentage of total assets	0.44%	0.50%	0.77%
Preliminary capital ratios (Consolidated)
Total common shareholders' equity to assets	10.9%	11.4%	11.1%
Tangible common equity to tangible assets*	9.03%	9.51%	9.13%
Tier 1 capital (to average assets)	10.2%	10.5%	10.1%
Tier 1 capital (to risk-weighted assets)(b)	12.3%	12.6%	12.3%
Total capital (to risk-weighted assets)(b)	14.2%	14.5%	14.6%
Common equity Tier 1 (to risk-weighted assets) (CET1)(b)	12.0%	12.3%	12.0%
(a) Excludes reserve for credit losses on unfunded commitments of $16,262, $14,380, and $14,156 recorded in accrued expenses and other liabilities at March 31, 2022, December 31, 2021, and March 31, 2021, respectively.
(b) We calculate our risk-weighted assets using the standardized method of the Basel III Framework.
(c) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in fourth quarter of 2021.
*These measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in this Earnings Release dated April 18, 2022.
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FB Financial Corporation
First Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022	2021
Adjusted net income	First Quarter	Fourth Quarter	First Quarter
Income before income taxes	$44,549	$62,841	$68,462
Less other non-operating items(1)	(174)	8,499	(853)
Adjusted pre-tax net income	44,723	54,342	69,315
Income tax expense, adjusted	9,358	11,791	15,810
Adjusted net income	$35,365	$42,551	$53,505
Weighted average common shares outstanding - fully diluted	47,723,902	47,896,715	47,969,106
Adjusted diluted earnings per common share
Diluted earnings per common share	$0.74	$1.02	$1.10
Less other non-operating items	—	0.18	(0.02)
Less tax effect	—	(0.05)	—
Adjusted diluted earnings per common share	$0.74	$0.89	$1.12
(1) 1Q22 includes a $174 loss from change in fair value of commercial loans held for sale acquired from Franklin; 4Q21 includes $9,921 gain from change in fair value of commercial loans held for sale acquired from Franklin and $1,422 related to certain nonrecurring charitable contributions; 1Q21 includes a $853 loss from change in fair value of commercial loans held for sale acquired from Franklin.

	2022	2021
Adjusted pre-tax pre-provision earnings	First Quarter	Fourth Quarter	First Quarter
Income before income taxes	$44,549	$62,841	$68,462
Plus provisions for credit losses	(4,247)	(10,769)	(13,854)
Pre-tax pre-provision earnings	40,302	52,072	54,608
Less other non-operating items	(174)	8,499	(853)
Adjusted pre-tax pre-provision earnings	$40,476	$43,573	$55,461

	2022	2021
Core efficiency ratio (tax-equivalent basis)	First Quarter	Fourth Quarter	First Quarter
Total noninterest expense	$89,272	$90,902	$94,698
Less certain charitable contributions	—	1,422	—
Core noninterest expense	$89,272	$89,480	$94,698
Net interest income (tax-equivalent basis)	$88,932	$90,537	$83,368
Total noninterest income	41,392	53,219	66,730
Less (loss) gain on change in fair value on commercial loans held for sale	(174)	9,921	(853)
Less (loss) gain on sales or write-downs of other real estate owned and other assets	(434)	187	485
Less (loss) gain from securities, net	(152)	46	83
Core noninterest income	42,152	43,065	67,015
Core revenue	$131,084	$133,602	$150,383
Efficiency ratio (GAAP)(a)	68.9%	63.6%	63.4%
Core efficiency ratio (tax-equivalent basis)	68.1%	67.0%	63.0%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue

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FB Financial Corporation
First Quarter 2022 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022	2021
Banking segment core efficiency ratio (tax equivalent)	First Quarter	Fourth Quarter	First Quarter
Core noninterest expense	$89,272	$89,480	$94,698
Less Mortgage segment noninterest expense	29,688	30,798	38,963
Core Banking segment noninterest expense	$59,584	$58,682	$55,735
Banking segment net interest income (tax equivalent basis)	$88,934	$90,398	$83,389
Core noninterest income	42,152	43,065	67,015
Less Core Mortgage segment noninterest income	29,531	31,350	55,332
Core Banking segment noninterest income	12,621	11,715	11,683
Core revenue	131,084	133,602	150,383
Less Core Mortgage segment total revenue	29,529	31,489	55,311
Core Banking segment total revenue	$101,555	$102,113	$95,072
Banking segment core efficiency ratio (tax-equivalent basis)	58.7%	57.5%	58.6%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$29,688	$30,798	$38,963
Mortgage segment net interest income	(2)	139	(21)
Mortgage segment noninterest income	29,409	31,369	55,332
Less (loss) gain on sales or write-downs of other real estate owned	(122)	19	—
Core Mortgage segment noninterest income	29,531	31,350	55,332
Core Mortgage segment total revenue	$29,529	$31,489	$55,311
Mortgage segment core efficiency ratio (tax-equivalent basis)	100.5%	97.8%	70.4%

	2022	2021
Adjusted Banking segment pre-tax pre-provision earnings	First Quarter	Fourth Quarter	First Quarter
Total banking pre-tax net contribution	$44,830	$62,131	$52,114
Plus provisions for credit losses	(4,247)	(10,769)	(13,854)
Banking segment pre-tax pre-provision earnings	40,583	51,362	38,260
Less other non-operating items	(174)	8,499	(853)
Adjusted banking segment pre-tax pre-provision earnings	$40,757	$42,863	$39,113

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FB Financial Corporation
First Quarter 2022 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022	2021
Tangible assets and equity	First Quarter	Fourth Quarter	First Quarter
Tangible assets
Total assets	$12,674,191	$12,597,686	$11,935,826
Less goodwill	242,561	242,561	242,561
Less intangibles, net	15,709	16,953	20,986
Tangible assets	$12,415,921	$12,338,172	$11,672,279
Tangible common equity
Total common shareholders' equity	$1,379,776	$1,432,602	$1,329,103
Less goodwill	242,561	242,561	242,561
Less intangibles, net	15,709	16,953	20,986
Tangible common equity	$1,121,506	$1,173,088	$1,065,556
Less accumulated other comprehensive (loss) income, net	(71,544)	5,858	16,058
Adjusted tangible common equity	1,193,050	1,167,230	1,049,498
Common shares outstanding	47,487,874	47,549,241	47,331,680
Book value per common share	$29.06	$30.13	$28.08
Tangible book value per common share	$23.62	$24.67	$22.51
Adjusted tangible book value per common share	$25.12	$24.55	$22.17
Total common shareholders' equity to total assets	10.9%	11.4%	11.1%
Tangible common equity to tangible assets	9.03%	9.51%	9.13%

	2022	2021
Return on average tangible common equity	First Quarter	Fourth Quarter	First Quarter
Average common shareholders' equity	$1,415,985	$1,411,987	$1,303,493
Less average goodwill	242,561	242,561	242,561
Less average intangibles, net	16,376	17,580	21,695
Average tangible common equity	$1,157,048	$1,151,846	$1,039,237
Net income	$35,236	$48,827	$52,874
Return on average common equity	10.1%	13.7%	16.5%
Return on average tangible common equity	12.4%	16.8%	20.6%
Adjusted net income	$35,365	$42,551	$53,505
Adjusted return on average tangible common equity	12.4%	14.7%	20.9%
Adjusted pre-tax pre-provision earnings	$40,476	$43,573	$55,461
Adjusted pre-tax pre-provision return on average tangible common equity	14.2%	15.0%	21.6%

	2022	2021
Adjusted return on average assets and equity	First Quarter	Fourth Quarter	First Quarter
Net income	$35,236	$48,827	$52,874
Average assets	12,641,489	12,085,817	11,508,783
Average equity	1,415,985	1,411,987	1,303,493
Return on average assets	1.13%	1.60%	1.86%
Return on average equity	10.1%	13.7%	16.5%
Adjusted net income	$35,365	$42,551	$53,505
Adjusted return on average assets	1.13%	1.40%	1.89%
Adjusted return on average equity	10.1%	12.0%	16.6%
Adjusted pre-tax pre-provision earnings	$40,476	$43,573	$55,461
Adjusted pre-tax pre-provision return on average assets	1.30%	1.43%	1.95%
Adjusted pre-tax pre-provision return on average equity	11.6%	12.2%	17.3%
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FB Financial Corporation
First Quarter 2022 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022	2021
Adjusted allowance for credit losses to loans held for investment	First Quarter	Fourth Quarter	First Quarter
Allowance for credit losses	$120,049	$125,559	$157,954
Less allowance for credit losses attributed to PPP loans	—	—	23
Adjusted allowance for credit losses	$120,049	$125,559	$157,931
Loans held for investment	$8,004,976	$7,604,662	$7,047,342
Less PPP loans	2,062	3,990	145,697
Adjusted loans held for investment	$8,002,914	$7,600,672	$6,901,645
Allowance for credit losses to loans held for investment	1.50%	1.65%	2.24%
Adjusted allowance for credit losses to loans held for investment	1.50%	1.65%	2.29%
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